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                           SCHEDULE 14A INFORMATION
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

    Check the appropriate box:
[_]Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           TRIKON TECHNOLOGIES, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                Not Applicable
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

    Payment of Filing Fee (Check the appropriate box):
[X]    No fee required
[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
       11.

    1)Title of each class of securities to which transaction applies:
      ----------------------------------------------------------------------

    2)Aggregate number of securities to which transaction applies:
      ----------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      ----------------------------------------------------------------------

    4)Proposed maximum aggregate value of transaction:
      ----------------------------------------------------------------------

    5)Total fee paid:
      ----------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.
[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
       0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)Amount Previously Paid:
      ----------------------------------------------------------------------

    2)Form, Schedule or Registration Statement No.:
      ----------------------------------------------------------------------

    3)Filling Party:
      ----------------------------------------------------------------------

    4)Date Filed:
      ----------------------------------------------------------------------


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

                           TRIKON TECHNOLOGIES, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 23, 1998

  The 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Trikon Technologies, Inc. (the "Company") will be held at the Michelangelo Hotel located at 152 West 51st Street, New York, New York 10019, on Friday, January 23, 1998 at 9:00 a.m. for the following purposes:

    1. To elect five directors to the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

    2. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997; and

    3. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournment thereof is December 19, 1997. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

  Whether or not you plan to attend the meeting, please complete, date, sign, and return the enclosed proxy promptly in the accompanying reply envelope. Your proxy may be revoked at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Jeremy Linnert
                                          Secretary

Newport, Gwent, United Kingdom
December 30, 1997

                           TRIKON TECHNOLOGIES, INC.

                               DECEMBER 30, 1997

TO THE SHAREHOLDERS OF TRIKON TECHNOLOGIES, INC.:

  You are invited to attend the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Trikon Technologies, Inc. (the "Company") which will be held at the Michelangelo Hotel located at 152 West 51st Street, New York, New York 10019, on Friday, January 23, 1998 at 9:00 a.m.

  Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

  Whether you do or do not plan to attend the Annual Meeting, it is important that your shares are represented at the Annual Meeting. Please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

  We look forward to seeing you at the Annual Meeting.

                                          Christopher D. Dobson
                                          Chief Executive Officer and
                                          Chairman of the Board

Newport, Gwent, United Kingdom

                            YOUR VOTE IS IMPORTANT

  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN
   IT IN THE ENCLOSED REPLY ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF
                         MAILED IN THE UNITED STATES).

                           TRIKON TECHNOLOGIES, INC.

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF SHAREHOLDERS

  These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Trikon Technologies, Inc., a California corporation (the "Company"), for the 1997 Annual Meeting of the Shareholders (the "Annual Meeting") to be held at 9:00 a.m. on Friday, January 23, 1998, at the Michelangelo Hotel located at 152 West 51st Street, New York, New York 10019 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders on or about December 31, 1997.

                              PURPOSE OF MEETING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                        VOTING RIGHTS AND SOLICITATION

VOTING

  The Company's Common Stock and Series G Preferred Stock are the only types of securities entitled to vote at the Annual Meeting. On December 19, 1997, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 15,139,271 shares of Common Stock and 2,962,032 shares of Series G Preferred Stock outstanding. Each shareholder of record on December 19, 1997 is entitled to one vote for each share of Common Stock and one vote for each share of Series G Preferred Stock held by such shareholder on December 19, 1997. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. In the election of directors, the five candidates receiving the highest number of affirmative votes shall become directors at the conclusion of the tabulation of the votes. Proposal 2 requires for approval (i) the affirmative vote of a majority of those shares present and voting, and (ii) the affirmative vote of a majority of the required quorum. Thus, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

PROXIES

  Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposal No. 1--Election of Directors and FOR Proposal No. 2--Ratification of Independent Public Accountants and, in the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to shareholders.

  Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. In addition, the Company has retained Morrow & Co., Inc. at an estimated cost of $4,000 plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

  The currently authorized number of members of the Company's Board of Directors is five. However, currently there is a vacancy on the Board of Directors resulting in a Board of Directors with four members. At the Annual Meeting, the Company is nominating five candidates for election to the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for five nominees. In the event that any nominee of the Company is unable or declines to accept nomination of election, the proxies will be voted for any nominee who shall be recommended by the present Board of Directors. Management has no present knowledge that any of the persons named will be unavailable or unwilling to serve. The terms of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until such director's successor has been elected and qualified.

  The five nominees who receive the greatest number of votes cast for the election of those directorships shall become directors at the conclusion of the tabulation of votes. Upon the request of any person entitled to vote, each holder of Common Stock voting in the election of directors may cumulate such holder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such holder, or distribute such holder's votes on the same principle among as many candidates as the holder may select, provided that votes cannot be cast for more than five candidates. However, no shareholder shall be entitled to cumulate votes for any candidate unless, pursuant to the Bylaws of the Company, the candidate's name has been placed in nomination prior to the voting.

  No arrangement or understanding exist between any of such five nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

NOMINEES                 AGE POSITIONS AND OFFICES HELD WITH THE COMPANY
--------                 --- -------------------------------------------
Richard M. Conn......... 53  Director Nominee
Christopher D. Dobson... 61  Director, Chairman of the Board and Chief Executive
                              Officer
Brian D. Jacobs(1)(2)... 35  Director
Kenneth Levy(1)(2)(3)... 55  Director
Jeremy Linnert.......... 53  Director Nominee, Secretary and Acting Chief Financial Officer
Nigel Wheeler........... 48  Director, President and Chief Operating Officer

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Not standing for reelection

  Mr. Conn formed Business Development Consulting in early 1997 and serves as a consultant in the semiconductor equipment industry. Prior to forming Business Development Consulting, Mr. Conn was a Vice President of Sales at KLA Instruments Corp. from 1984 until 1996. During his tenure at KLA Instruments Corp.,

Mr. Conn was a member of the boards of directors of KLA Instruments Corp.'s subsidiaries in the United Kingdom, France and Germany. Mr. Conn has held several other positions in the semiconductor industry at companies that include Eaton Semiconductor Equipment, Applied Materials UK and ITT Semiconductors.

  Mr. Dobson joined the Company's board of directors as Chairman in November 1996 upon the Company's acquisition of Electrotech Limited and Electrotech Equipment Limited (together "Electrotech"). Upon the resignation of Dr. Gregor Campbell in December 1997, Mr. Dobson was appointed Chief Executive Officer of the Company. Mr. Dobson was a co-founder of Electrotech and was the Chairman of Electrotech's board of directors from 1971 to November 1996.

  Mr. Jacobs has served as a director of the Company since March 1993. Mr. Jacobs is currently an executive vice president of St. Paul Venture Capital, which he joined in June 1992. From June 1989 to June 1992, Mr. Jacobs was a senior associate with the Security Pacific Venture Capital Group. Mr. Jacobs also serves as a director of several private corporations.

  Mr. Levy has served as a director of Trikon since May 1997. Mr. Levy is currently Chairman of the Board and Chief Executive Officer of KLA-Tencor Corporation, a designer and manufacturer of yield management and process monitoring systems for the semiconductor industry. In addition, Mr. Levy currently serves on the boards of directors of Ultratech Stepper, Inc., Network Peripherals, Inc. and Integrated Process Equipment Corporation. Mr. Levy is not standing for reeelction to the Board of Directors of the Company.

  Mr. Linnert joined the Company in November 1996 upon the Company's acquisition of Electrotech. In December 1997, Mr. Linnert was appointed Secretary. He was appointed acting Chief Financial Officer of the Company in December 1997. Mr. Linnert joined Electrotech in November 1988 as Management Accountant and became Financial Controller and Company Secretary in December 1992. From November 1988 to December 1992, Mr. Linnert served as assistant to the Financial Director of Electrotech.

  Mr. Wheeler joined the Company as a director and the President and Chief Operating Officer in November 1996 upon the Company's acquisition of Electrotech. From July 1993 to November 1996, Mr. Wheeler served as Electrotech's Chief Executive Officer. From July 1986 to July 1993, Mr. Wheeler was the General Operations Director of Electrotech and had served in other capacities with Electrotech since 1980.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended December 31, 1996, the Board of Directors held six meetings. During this period, each of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee, which was established in 1990, reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal control functions, and monitors transactions between the Company and its employees, officers and directors. The Compensation Committee administers the Company's stock option plan and designates compensation levels for officers and directors of the Company.

DIRECTOR COMPENSATION

  The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, but outside directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings and may receive grants of options to purchase Common Stock upon their initial joining of the Board and any reelection as a director thereafter.

  In December 1997, the Company agreed to pay Jeremy Linnert (Pounds)20,000, subject to his serving as a director until June 30, 1998, in consideration for his agreement to stand for election as a director.

  In April 1996, the Board, in connection with their election to the Board of Directors, approved the grant to each of Charles Thompson and Dr. Hiroyuki Mizuno, each a former director of the Company, of an option to purchase 12,500 shares of Common Stock at an exercise price of $14.75 per share, which price represented the fair market value of a share of Common Stock on the date of grant, which option vests in equal, annual increments of 25% over the four-year period following their date of grant, subject to such individual's continued service as a director of the Company.

  In addition, in October 1996 the Compensation Committee, following their reelection as directors, approved the grant to each of the then outside directors, Messrs. Jones, Jacobs and Thompson and Dr. Mizuno, of an option to purchase 2,500 shares of Common Stock at an exercise price of $14.00 per share, which price represented the fair market value of a share of Common Stock on the date of grant, which option vests in equal, annual increments of 25% over the four-year period following their date of grant, subject to such individual's continued service as a director of the Company.

  In June 1995, Mr. John Rollwagen, a former director of the Company, agreed to increase his duties as the Chairman of the Board of the Company to a half-time basis. In consideration therefor, the Company agreed to pay Mr. Rollwagen an annual salary of $144,000, as well as certain expenses. In November 1996, upon the Company's acquisition of Electrotech, Mr. Rollwagen resigned as Chairman of the Board, but not as a director. In consideration of the Board of Directors' desire that Mr. Rollwagen remain a member of the Board following his resignation, the Board approved the extension of Mr. Rollwagen's annual salary through December 31, 1997, subject to his continued participation as a director and senior advisor to the Company. The Board also approved at such time the immediate vesting of all of Mr. Rollwagen's outstanding, unvested options to purchase an aggregate of (i) 9,335 shares of Common Stock at an exercise price of $1.05 per share and (ii) 53,333 shares of Common Stock at an exercise price of $6.30 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") consisted of Messrs. Rollwagen, Jones and Robelen from January 1, 1996 until April 24, 1996, at which time Mr. Robelen resigned as a director of the Company and a member of the Compensation Committee and Mr. Rollwagen resigned from the Compensation Committee. Simultaneously with such resignations from the Compensation Committee, the Board of Directors voted to reduce the number of members of the Compensation Committee from three to two. On April 24, 1996, Charles Thompson was appointed by the Board to fill the remaining vacancy on the Compensation Committee. From April 24, 1996 through the fiscal year ended December 31, 1996, the Compensation Committee consisted of Messrs. Jones and Thompson. During the fiscal year ended December 31, 1997, Messrs. Jones and Thompson each resigned as a director of the Company, and Mr. Jacobs and Mr. Kenneth Levy, a director of the Company who is not standing for reelection, were appointed by the Board to fill the vacancies on the Compensation Committee.

  Other than Mr. Rollwagen, the Company's Chairman of the Board until November 1996, none of these individuals was at any time during the fiscal year ended December 31, 1996 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the Board or the Compensation Committee of any other entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends a vote FOR the nominees listed herein.

                                PROPOSAL NO. 2

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  Ernst and Young LLP served as the Company's independent public accountants for fiscal year 1996. At the Annual Meeting, the shareholders are being asked to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997.

  In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm for such fiscal year if the Board of Directors feels that such a change would be in the Company's and its shareholders' best interests.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 1997.

                            OWNERSHIP OF SECURITIES

  To the extent known by the Company, the following table sets forth certain information regarding beneficial ownership of Common Stock and Preferred Stock as of December 1, 1997 by (i) each person (or group or affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock or Series G Preferred Stock, (ii) each of the Company's directors and nominees for director, (iii) each of the Company's named executive officers as defined in Item 402(a)(3) of Regulation S-K under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") for the fiscal year ended December 31, 1996 for the fiscal year ended December 31, 1996 and (iv) the Company's directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable.

                                                                             SHARES OF
                                              SHARES OF                      SERIES G     PERCENT OF
                                             COMMON STOCK      PERCENT OF PREFERRED STOCK  SERIES G
             NAME AND ADDRESS                BENEFICIALLY        COMMON    BENEFICIALLY   PREFERRED
            OF BENEFICIAL OWNER                 OWNED           STOCK(1)       OWNED       STOCK(2)
            -------------------              ------------      ---------- --------------- ----------
Christopher D. Dobson......................   4,853,334           32.1%            --          --%
 Ringland Way, Newport
 Gwent, NP6 2TA, U.K.
Dawson-Samberg Capital Management, Inc.....   1,481,481(3)(4)      8.9       1,481,481(3)    50.0
 354 Pequot Avenue
 Southport, CT 06490
The Capital Group Companies, Inc...........   1,368,510(5)         9.1             --          --
 333 South Hope Street, 52nd Floor
 Los Angeles, CA 90071
SBIC Partners L.P..........................   1,254,900(6)         8.1         296,296       10.0
 201 Main Street, Suite 2302
 Fort Worth, TX 76102
Travelers Group Inc........................   1,093,280(7)         6.8             --          --
 838 Greenwich Street
 New York, NY 10013
St. Paul Fire & Marine Insurance Company...   1,040,235(8)         6.8         185,185        6.3
 8500 Normandale Lake Boulevard, Ste. 1940
 Bloomington, MN 55437
The DDJ Entities...........................   1,017,589(9)         6.3             --          --
 141 Linden Street, Suite 4
 Wellesley, MA 02181

                                                                                 SHARES OF
                                                SHARES OF                        SERIES G     PERCENT OF
                                               COMMON STOCK        PERCENT OF PREFERRED STOCK  SERIES G
              NAME AND ADDRESS                 BENEFICIALLY          COMMON    BENEFICIALLY   PREFERRED
             OF BENEFICIAL OWNER                  OWNED             STOCK(1)       OWNED       STOCK(2)
             -------------------               ------------        ---------- --------------- ----------
Thomas Unterberg and Affiliated Entities
 c/o C.E. Unterberg, Towbin
 10 East 50th Street
 New York, NY 10022..........................     350,923(10)(11)        *        350,923(10)    11.8
P.A.W. Capital Partners, L.P.
 10 Glenville Street
 Greenwich, CT 06831.........................     340,740(12)(13)        *        340,740(12)    11.5
Dr. Gregor A. Campbell.......................      87,500(14)            *            --          --
Nigel Wheeler................................         --               --             --          --
John A. Rollwagen............................     159,618(15)          1.1            --          --
James F. Marshall(16)........................         --              --              --          --
John W. LaValle..............................      16,667(17)            *            --          --
Harvey J. Frye...............................      19,500(18)            *            --          --
Brian D. Jacobs..............................   1,040,235(8)           6.8        185,185         6.3
Kenneth Levy.................................         --               --             --          --
Jeremy Linnert...............................         --               --             --          --
All current directors and executive officers
 as a group (11 persons).....................   5,970,667(19)         38.7        185,185         6.3

--------
   * Less than 1%.
 (1) Percent ownership is based on the number of shares of Common Stock outstanding as of December 1, 1997, which number was 15,109,317 shares, plus any shares issuable pursuant to options, warrants, 7 1/8%
     Convertible Subordinated Note due 2001 (the "Convertible Notes") or shares of Series G Preferred Stock held by the person in question which may be exercised or converted within 60 days after December 1, 1997. Assumes the conversion of each share of Series G Preferred Stock into one share of Common Stock.
 (2) Percent ownership is based on the number of shares of Series G Preferred Stock outstanding as of December 1, 1997, which number was 2,962,032.
 (3) Dawson-Samberg Capital Management, Inc., an investment adviser registered under the Investment Advisers Act of 1940, acts as an investment adviser to certain investment funds and managed accounts, including Pequot Partners Equity Fund, L.P., Pequot Offshore Private Equity Fund, Inc., Pequot Partners Fund, L.P. and Pequot International Fund, Inc., which hold 690,650, 87,445, 351,693, and 351,693 shares of Series G Preferred Stock, respectively.
 (4) Includes 1,481,481 shares of Common Stock issuable upon conversion of shares of Series G Preferred Stock. Excludes 444,445 shares of Common Stock issuable under warrants which require 61 days notice prior to exercise.
 (5) The number of shares beneficially owned by The Capital Group Companies, Inc. ("CGC") is based on the information contained in a Schedule 13G filed by CGC and The Capital Guardian Trust Company ("CGTC") on February 11, 1997. CGTC, a bank as defined in Section 3(a)6 of the Exchange Act and a wholly owned subsidiary of CGC, was the beneficial owner of 911,680 shares of Common Stock reported as beneficially owned by CGC. The remaining shares of Common Stock reported as being beneficially owned by CGC were beneficially owned by other subsidiaries of CGC, none of which by itself owned 5% or more of the outstanding Common Stock.
 (6) The number of shares beneficially owned by SBIC is based on the information contained in a Schedule 13D filed by SBIC Partners, L.P. ("SBIC Partners"), Forrest Binkley & Brown L.P. ("FBB"), Forrest Binkley
     & Brown Venture Co. ("Venture Co."), Gregory J. Forrest, Nicholas B. Binkley and Jeffrey J. Brown on August 21, 1997. Messrs. Forrest, Binkley and Brown are each executive officers, directors and shareholders of Venture Co., which is the sole general partner of FBB, the managing general partner of SBIC Partners. SBIC Partners, FBB and Venture Co. have sole voting power with respect to the shares of the capital stock of the Company beneficially owned by SBIC Partners. Messrs. Forrest, Binkley and Brown have shared voting power with respect to such shares. Includes 958,604 shares of Common Stock and 296,296 shares of Common Stock issuable upon the conversion of shares of Series G Preferred Stock. Excludes 88,889 shares of Common Stock issuable under warrants which require 61 days notice prior to exercise.
 (7) The number of shares beneficially owned by Travelers Group Inc. ("TRV") is based on information in a Schedule 13D filed by TRV on December 18, 1997. All shares of the Common Stock reported as beneficially owned by TRV were directly beneficially owned by subsidiaries of TRV. Includes 1,078,990 shares of Common Stock issuable upon conversion of an aggregate principal amount of $16,870,000 of the Company's Convertible Notes.
 (8) Represents 782,138 shares of Common Stock held by St. Paul Fire & Marine Insurance Company ("St. Paul"), and includes 68,954 shares of Common
     Stock issuable under warrants held by St. Paul that are exercisable within 60 days of December 1, 1997 and 185,185 shares of Common Stock issuable upon conversion of shares of Series G Preferred Stock. Excludes 55,556 shares of Common Stock issuable under warrants held by St. Paul which require 61 days notice prior to exercise. Also includes 3,958 shares of Common Stock issuable under stock options, held by Brian D. Jacobs, exercisable within 60 days of December 1, 1997. Pursuant to an agreement between Mr. Jacobs and St. Paul, ownership of the shares underlying such options will be transferred to St. Paul upon their exercise by Mr. Jacobs. Mr. Jacobs, a director of the Company, is an executive vice president of St. Paul Venture Capital, Inc., an affiliate of St. Paul. Mr. Jacobs disclaims beneficial ownership of the shares held by St. Paul, except to the extent of his pecuniary interest therein.
 (9) The number of shares beneficially owned by the DDJ Entities is based on the information contained in a Schedule 13D filed by DDJ Capital Management, LLC ("DDJ") on behalf of DDJ Capital III, LLC ("DDJ III"), B III Capital Partners, L.P. (the "DDJ Fund") and itself on November 26, 1997. DDJ III is the general partner of, and DDJ is the investment manager for, the DDJ Fund. All shares of Common Stock reported as beneficially owned by the DDJ Entities were directly beneficially owned by the DDJ Fund. Includes 1,017,589 shares of Common Stock issuable upon conversion of an aggregate principal amount of $15,910,000 of the Convertible Notes.
(10) Thomas Unterberg disclaims beneficial ownership of 29,628 shares of Series of Series G Preferred Stock, which he holds for the benefit of two adult daughters.
(11) Includes 350,923 shares of Common Stock issuable upon conversion of shares of Series G Preferred Stock. Excludes 105,277 shares of Common Stock issuable under warrants which require 61 days notice prior to exercise.
(12) P.A.W. Capital Partners, L.P. is the General Partner of P.A.W. Partners, L.P. and acts as an investment adviser to P.A.W. Partners, L.P. and P.A.W. Partners Offshore Fund, L.P., which hold 192,592 and 148,148 shares of Series G Preferred Stock, respectively.
(13) Includes 340,740 shares of Common Stock issuable upon conversion of shares of Series G Preferred Stock. Excludes 102,221 shares of Common Stock issuable under warrants which require 61 days notice prior to exercise.
(14) Represents shares of Common Stock issuable under stock options exercisable within 60 days of December 1, 1997. Dr. Campbell resigned from the Company effective December 1, 1997.
(15) Includes 81,666 shares of Common Stock issuable under stock options exercisable within 60 days of December 1, 1997. Mr. Rollwagen resigned from the Company effective November 15, 1997.
(16) Mr. Marshall resigned from the Company effective December 31, 1996.
(17) Mr. LaValle resigned from the Company effective June 30, 1997.
(18) Represents shares of Common Stock issuable under stock options exercisable within 60 days of December 1, 1997.
(19) Includes an aggregate of 5,970,667 shares of Common Stock that are subject to options and warrants, and 185,185 shares of Common Stock issuable upon conversion of shares of Series G Preferred Stock that are exercisable or convertible within 60 days of December 1, 1997.

COMPLIANCE WITH SEC REPORTING REQUIREMENTS

  Section 16(a) of the Exchange Act ("Section 16(a)"), requires the Company's directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Insiders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5s were required for those persons, the Company believes that its Insiders complied with all applicable Section 16(a) filing requirements for 1996, on a timely basis, with the exception of the following late filings by (i) Brian D. Jacobs, a director of the Company, who filed a Form 5 in February 1997 to report his indirect acquisition in November 1996 of a warrant to purchase 24,510 shares of Common Stock that was acquired by St. Paul Fire and Marine Insurance Company ("St. Paul"), (ii) St. Paul, which filed a Form 5 in February 1997 to report its acquisition in November 1996 of a warrant to purchase 24,510 shares of Common Stock, (iii) David W. Chonette, John L. Walecka and Roger C. Davisson, each of whom is a general partner of Brentwood V Ventures, L.P., the sole general partner of Brentwood Associates V, L.P. ("Brentwood"), and each of whom filed a Form 5 in February 1997 to report each of their indirect disposition of 300,000 shares of Common Stock as a result of Brentwood's distribution (the "Brentwood Distribution") to its partners of such shares in July 1996, (iv) Brentwood V Ventures, L.P., which filed a Form 5 in February 1997 to report its indirect disposition of 300,000 shares of Common Stock pursuant to the Brentwood Distribution, (v) G. Bradford Jones, a former director of the Company, who filed a Form 5 in February 1997 to report his indirect acquisition in November 1996 of a warrant to purchase 49,020 shares of Common Stock that was acquired by Brentwood, and (vi) Charles Thompson and Dr. Hiroyuki Mizuno, each of whom is a former director of the Company and each of whom filed an amended Form 3 in February 1997 to reflect each of their acquisition in April 1996 of an option to purchase 12,500 shares of Common Stock, which was subject to shareholder approval of an amendment to the Option Plan at the Annual Meeting, which approval was obtained.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee recommends to the Board of Directors general compensation policies for the Company, oversees the Company's compensation plans and specific compensation levels for executive officers, and administers the Bonus Plan and the Option Plan.

  The following is the Compensation Committee's report submitted to the Board of Directors addressing the compensation of the Company's executive officers for 1996.

COMPENSATION POLICY

  The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, long term growth objectives and ability to attract and retain qualified executive officers. The Compensation Committee addresses this objective by integrating competitive annual base salaries with (a) bonuses based on annual corporate performance and the achievement of individual performance objectives, through the Bonus Plan, and (b) stock option grants under the Option Plan. The Compensation Committee believes that cash compensation in the form of salary and bonus provides Company executives with appropriate immediate rewards for success in current operations, while stock option grants promote management stock ownership and thereby expand management's stake in the long-term performance and success of the Company.

  For 1996, the Compensation Committee approved the base salaries of each of the Company's executive officers. In determining such base salaries, the Company examined salaries paid to executive officers of semiconductor equipment companies and other high technology companies with sales comparable to those of the Company. For 1996, the Compensation Committee set the base salaries of the Company's executive officers generally at the median level of the salaries paid to executives in comparable positions at semiconductor equipment companies and other high technology companies of similar size as the Company.

  In 1996, the executive officers of the Company, including the President and Chief Executive Officer, as well as six other key employees of the Company, were each granted options under the Option Plan. The number of options that each executive officer or employee was granted was based primarily on the executive's or employee's ability to influence the Company's long-term growth and profitability. The vesting provisions of the options granted under the 1991 Option Plan are designed to encourage longevity of employment with the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  The Compensation Committee believed that Dr. Campbell, the Company's President and Chief Executive Officer, provided valuable services to the Company, and that his compensation should therefore be competitive with that paid to executives at comparable semiconductor equipment companies. In addition, the Compensation Committee believed that the compensation of the President and Chief Executive Officer should be heavily influenced by Company performance. Therefore, although there has necessarily been some subjectivity in setting Dr. Campbell's salary, major elements of his compensation package are directly tied to Company performance.

  For 1996, Dr. Campbell's salary was $210,000, an amount the Compensation Committee deemed appropriate in light of the Company's stage of growth and salaries paid to chief executive officers of other growth technology companies.

INTERNAL REVENUE CODE SECTION 162(M)

  Under Section 162 of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its shareholders.

  The foregoing report has been furnished by Messrs. Jones and Thompson.

COMPANY PERFORMANCE

  The following graph shows a comparison of total shareholder returns for the Company, the Nasdaq Composite Index, the Hambrecht & Quist Semiconductor Index and the Philadelphia Semiconductor Index for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934.
                 COMPARISON OF 3-YEAR CUMULATIVE TOTAL RETURN
      AMONG TRIKON TECHNOLOGIES INC., HAMBRECHT & QUIST SEMICONDUCTOR
              PHILADELPHIA SEMICONDUCTOR AND NASDAQ STOCK MARKET

                        PERFORMANCE GRAPH APPEARS HERE

                          Trikon         Hambrecht &                 NASDAQ
Measurement Period        Technologies   Quist Semi-  Philadelphia   Stock
(Fiscal Year Covered)     Inc.           conductor    Semiconductor  Market
---------------------     ------------   -----------  -------------  ------
Measurement Pt-08/25/95   $100.00        $100.00      $100.00        $100.00
FYE 12/95                 $ 50.00        $ 72.00      $ 72.00        $104.00
FYE 12/96                 $ 52.00        $ 93.00      $ 87.00        $128.00

                                     LOGO

The chart above assumes $100.00 was invested on August 25, 1995 in the Company's Common Stock, the Nasdaq Composite Index, the Hambrecht & Quist Semiconductor Index and the Philadelphia Semiconductor Index. Total returns for the Nasdaq Composite Index, the Hambrecht & Quist Semiconductor Index and the Philadelphia Semiconductor Index are weighted based on market capitalization.
--------
* Total return assumes reinvestment of dividends, except in the case of the Philadelphia Semiconductor Index. The Company has learned that certain securities included in the Philadelphia Semiconductor Index issue dividends. The issuance of dividends for these securities is not accurately reflected in the Philadelphia Semiconductor Index. The Company believes that the Hambrecht & Quist Index provides a more accurate comparison to the Company's performance.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee of the Board of Directors on Executive Compensation and the Company stock performance graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                           SUMMARY COMPENSATION TABLE

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION.

  The following table sets forth all compensation received for services rendered to the Company in all capacities for the years ended December 31, 1996 and 1995 and the ten months ended December 31, 1994, by (i) the Company's Chief Executive Officer and (ii) each of the other four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1996 and whose total compensation exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                   ANNUAL COMPENSATION               COMPENSATION AWARDS
                                --------------------------- --------------------------------------
NAME AND PRINCIPAL POSITION     FISCAL    SALARY            SECURITIES UNDERLYING    ALL OTHER
(1)                             YEAR (2)   ($)    BONUS ($)   STOCK OPTIONS (#)   COMPENSATION ($)
---------------------------     -------  -------- --------- --------------------- ----------------
Dr. Gregor A. Campbell (4)....   1996    $210,000  $  --           43,000              $2,895(3)
 Chief Executive Officer         1995     160,000  36,708          96,666                 779(3)
                                 1994     135,383  25,000                                 185(3)
John A. Rollwagen (5).........   1996     144,000     --              --                  --
 Director                        1995     100,000     --           73,333                 --
                                 1994      44,000     --              --                  --
James F. Marshall (6).........   1996     170,000     --           12,000               4,691(3)
 Executive Vice President and    1995     140,001     339          30,000                 174(3)
 Chief Operating Officer         1994     118,462  25,000             --                  119(3)
John W. LaValle (7)...........   1996     130,000     --           32,000                 320(3)
 Senior Vice President, Chief    1995     120,000     173          20,000                  66(3)
 Financial Officer & Secretary   1994      11,538     --           36,667                 --
Harvey J. Frye................   1996     150,001     --            7,000               6,278(8)
 Vice President                  1995     140,000     256          30,000              35,802(9)
 Sales & Marketing               1994      82,385  10,000          45,000              10,760(10)

--------
 (1) Each of Christopher D. Dobson, the Chairman of the Board and Chief Executive Officer, and Nigel Wheeler, a director and the President, Chief Operating Officer and Secretary of the Company, joined the Company in November 1996 upon the Company's acquisition of Electrotech. During 1996, Mr. Dobson received cash compensation of approximately $300,000 annually and Mr. Wheeler, pursuant to an employment contract discussed below, paid an annual base salary of $250,000 (net of any U.S. taxes or other assessments so long as he is not a U.S. citizen) and received in connection with the execution of such agreement an option to purchase 200,000 shares of Common Stock. See Footnote 1 to the following "Option Grants in Last Fiscal Year" table. Because neither of their total compensation exceeded $100,000 for the fiscal year ended December 31, 1996, they are not listed in the above table.
 (2) During 1994, the Company changed its fiscal year end from the last day of February to December 31. Consequently, compensation information presented in this table for 1994 is for a ten-month period only.
 (3) This amount represents premiums paid by the Company for life insurance of which the officer's designee is the beneficiary.
 (4) Dr. Campbell resigned from the Company effective December 1, 1997.
 (5) In June 1995, Mr. Rollwagen agreed to increase his duties as Chairman of the Board to a half-time basis, and in exchange therefor, the Company agreed to pay him an annual salary of $144,000 as well as to pay for certain expenses. Mr. Rollwagen resigned as Chairman of the Board, but not as a director, in November 1996 upon the Company's acquisition of Electrotech. In consideration of the Board of Directors' desire that Mr. Rollwagen remain a member of the Board following his resignation, the Board approved the extension of Mr. Rollwagen's annual salary through December 31, 1997, subject to his continued participation as a director and senior advisor to the Company. The Board also approved at such time the immediate vesting of all of Mr. Rollwagen's outstanding, unvested options to purchase an aggregate of (i) 9,335 shares of Common Stock at an exercise price of $1.05 per share and (ii) 53,333 shares of Common Stock at an exercise price of $6.30 per share. Mr. Rollwagen resigned as a director of the Company effective November 15, 1997.
 (6) Mr. Marshall resigned from the Company effective December 31, 1996.
 (7) Mr. LaValle resigned from the Company effective June 30, 1997.
 (8) Of this amount, (i) $5,904 represents a car allowance and (ii) $374 represents premiums paid by the Company for life insurance of which the officer is the beneficiary.
 (9) Of this amount, (i) $30,000 represents reimbursement for relocation expenses, (ii) $102 represents premiums paid by the Company for life insurance of which the officer is the beneficiary and (iii) $5,700 represents a car allowance.
(10) Of this amount, (i) $7,170 represents reimbursement of relocation expenses, (ii) $82 represents premiums paid by the Company for life insurance of which the officer is the beneficiary and (iii) $3,508 represents a car allowance.

  The Company currently has no employment contracts with any of the Named Executive Officers. However, the Company does have an employment contract with Nigel Wheeler, a director and the President, Chief Operating Officer and Secretary of the Company, dated November 15, 1996, pursuant to which Mr. Wheeler is to be nominated as a director and to act as the President and Chief Operating Officer for the three-year term of the agreement. The agreement renews annually unless terminated by either party. Under the agreement, Mr. Wheeler is paid a base salary of $250,000 per year, net of any U.S. taxes or other assessments so long as he is not a U.S. citizen. The base salary is subject to certain annual, upward adjustments by the Company. In addition, Mr. Wheeler is eligible to receive an annual performance bonus for each year of service. Mr. Wheeler was also granted, in connection with entering into such agreement, options to acquire 200,000 shares of Common Stock at an exercise price of $11.625 per share, the fair market value of a share of Common Stock on the date of grant. The employment agreement further provides certain customary insurance, vacation benefits and termination provisions.

                                 STOCK OPTIONS

  The following table sets forth each grant of stock options made during the year ended December 31, 1996 to each of the Named Executive Officers. No stock appreciation rights ("SARs") have ever been granted by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE
                                NUMBER OF     PERCENT OF                                VALUE AT
                               SECURITIES        TOTAL                              ASSUMED ANNUAL
                                UNDERLYING  OPTIONS GRANTED EXERCISE             RATES OF STOCK PRICE
                                 OPTIONS    TO EMPLOYEES IN   PRICE   EXPIRATION     APPRECIATION
           NAME (1)            GRANTED (#)    PERIOD (%)    (S/SH)(2)    DATE     FOR OPTION TERM(3)
           --------            -----------  --------------- --------- ---------- ---------------------
                                                                                     5%        10%
Dr. Gregor A. Campbell(4).....   18,000(5)       4.73%        $8.87    01/17/06  $  100,476 $  254,646
                                 25,000(6)       6.56         14.00    10/23/06     220,150    557,900
John A. Rollwagen(7)..........      --            --            --          --          --         --
James F. Marshall(8)..........   12,000          3.15          8.87    04/30/97      66,984    169,764
John W. LaValle(9)............    7,000(5)       1.84          8.87    01/17/06      39,074     99,029
                                 25,000(6)       6.56         14.00    10/23/06     220,150    557,900
Harvey J. Frye................    7,000(5)       1.84          8.87    01/17/06      39,074     99,029

--------
(1) Nigel Wheeler, a director and the President, Chief Operating Officer and Secretary of the Company, was granted an option to purchase 200,000 shares of Common Stock at an exercise price of $11.625 per share, representing the fair market value of a share of Common Stock on the date of grant, in connection with his entering the above-described employment agreement with the Company upon the Company's acquisition of Electrotech in November 1996. Such option vests in equal, annual increments of 25% over the four-year period following its date of grant. Because Mr. Wheeler is not a Named Executive Officer, his option holdings are not listed in this table. See Footnote 1 to the preceding "Summary Compensation Table."
(2) Represents the fair market value of the underlying shares of Common Stock at the time of grant.
(3) Represents the value of the shares of Common Stock issuable upon the exercise of the option, assuming the stated rates of price appreciation for ten years, compounded annually, with the aggregate exercise price deducted from the final appreciated value. Such annual rates of appreciation are for illustrative purposes only, are based on requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock appreciation. No assurance can be given that such rates of appreciation, or any appreciation, will be achieved.
(4) Dr. Campbell resigned from the Company effective December 1, 1997. Pursuant to their terms, Dr. Campbell's unexercised options will expire 60 days after such resignation.
(5) Represents stock options that vest in equal, annual increments of 25% over the four-year period following their date of grant, January 17, 1996.
(6) Represents stock options that vest in equal, annual increments of 25% over the four-year period following their date of grant, October 23, 1996.
(7) In November 1996, in connection with Mr. Rollwagen's resignation as Chairman, the Board of Directors approved the acceleration of the vesting of all of Mr. Rollwagen's outstanding, unvested options to purchase an aggregate of 62,668 shares of Common Stock. See Footnote 5 to the preceding "Summary Compensation Table." Mr. Rollwagen resigned as a director effective November 15, 1997.
(8) Mr. Marshall resigned from the Company effective December 31, 1996. All of Mr. Marshall's unexercised options to purchase Common Stock terminated on April 30, 1997.
(9) Mr. LaValle resigned from the Company effective June 30, 1997.

                  STOCK OPTION EXERCISES AND YEAR-END HOLDINGS

AGGREGATED STOCK OPTION EXERCISES IN FISCAL YEAR 1996 AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth the number and value of shares acquired by the Named Executive Officers upon exercise of stock options during the Company's fiscal year ended December 31, 1996 and of the exercisable and unexercisable options held by each of the Named Executive Officers at December 31, 1996.

                                   SHARES                     NUMBER OF         VALUE OF UNEXERCISED IN-
                                ACQUIRED ON   VALUE    UNEXERCISED OPTIONS AT     THE-MONEY OPTIONS AT
                                   VALUE     REALIZED    FISCAL YEAR-END (#)       FISCAL YEAR-END (2)
NAME (1)                        EXERCISE (#)   ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
--------                        ------------ -------- ------------------------- -------------------------
Dr. Gregor A. Campbell (3).....       --     $    --        70,111/69,556            245,855/332,730
John A. Rollwagen (4)..........       --          --        96,666/0                 649,328/0
James F. Marshall (5)..........    10,000     147,000       43,332/43,333            413,449/402,867
John W. LaValle (6)............    16,667     157,666       25,000/39,667                  0/313,665
Harvey J. Frye.................       --          --        29,334/52,666            263,670/447,955

--------
(1) See Footnote 1 to the preceding "Option Grants in Last Fiscal Year" table concerning the grant of an option to purchase 200,000 shares of Common Stock to Mr. Wheeler, a director and the President, Chief Operating Officer and Secretary of the Company.
(2) These values are calculated using the December 31, 1996 closing price of Common Stock on Nasdaq of $11.75 per share, less the exercise price of the options, multiplied by the number of shares to which the options relate.
(3) Dr. Campbell resigned from the Company effective December 1, 1997.
(4) See Footnote 5 to the preceding "Summary Compensation Table" for information concerning the acceleration of the vesting of all of Mr. Rollwagen's outstanding, unvested options. Mr. Rollwagen resigned as a director effective November 15, 1997.
(5) Mr. Marshall resigned from the Company effective December 31, 1996.
(6) Mr. LaValle resigned from the Company effective June 30, 1997.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

JOHN ROLLWAGEN

  Mr. Rollwagen resigned as Chairman of the Board, but not as a director, in November 1996 upon the Company's acquisition of Electrotech. In consideration of the Board of Directors' desire that Mr. Rollwagen remain a member of the Board following his resignation, the Board approved the extension of Mr. Rollwagen's annual salary of $144,000 through December 31, 1997, subject to his continued participation as a director and senior advisor to the Company. The Board also approved at such time the immediate vesting of all of Mr. Rollwagen's outstanding, unvested options to purchase an aggregate of (i) 9,335 shares of Common Stock at an exercise price of $1.05 per share and (ii) 53,333 shares of Common Stock at an exercise price of $6.30 per share.

CVD PARTNERSHIP

  On March 29, 1996, the Company, as a limited partner, entered into an Agreement of Limited Partnership of PMT CVD Partners, L.P. (the "CVD Partnership") with CVD Inc., as general partner, and SBIC Partners, NorWest Equity V ("NorWest") and R&M Partners/CVD, G.P., each as a limited partner (collectively, the limited partners are referred to as the "Limited Partners"). The CVD Partnership was sponsored by the Company to fund research and development costs and expenses relating to CVD technology and applications using MORI(TM) source technology. An aggregate of $5,350,000 was invested by the Limited Partners in the CVD Partnership to fund such research and development efforts, which were to be performed by the Company under an agreement with the CVD Partnership. In connection with the formation of the CVD Partnership, the Company entered into option agreements (the "CVD Option Agreements") with the Limited Partners. Pursuant to the CVD Option Agreements, the Company had an exercisable option (the "CVD Option"), expiring March 29, 2001, to acquire all of the Limited Partners' interest in the CVD Partnership and thereby effectively acquire full ownership of the developed technology and terminate further royalty obligations. In addition, the Limited Partners received warrants (the "CVD Warrants") to purchase an aggregate of 277,662 shares of the Company's Common Stock at a purchase price of $12.75 per share. The CVD Warrants would have become exercisable for a one-year period following exercise of the CVD Option, but only if the CVD Option had been actually exercised by the Company. In connection with their investment in the CVD Partnership, each of SBIC Partners and NorWest received a CVD Warrant to purchase 130,726 shares of Common Stock.

  The Company was paid for such services in an amount equal to its actual direct costs, as defined, plus a stated percentage of such costs. During the year ended December 31, 1996 and during the nine months ended September 30, 1997, the amount of such research and development payments to Trikon by the CVD Partnership was $2,841,427 and $0, respectively. Under the applicable agreement, the Company would have been obligated to pay royalties to the CVD Partnership on sales of developed CVD products. Each of SBIC Partners and NorWest invested $2,500,000 in the CVD Partnership. As of March 31, 1996, SBIC Partners beneficially owned 638,604 shares of Common Stock, or approximately 7.4% of the shares of Common Stock then outstanding, and NorWest and its affiliates beneficially owned 603,898 shares of Common Stock, or approximately 7.0% of the shares of Common Stock then outstanding.

  In connection with the Flowfill(TM) CVD Development, the Company announced that it would henceforth focus all of its CVD resources to further evaluate and develop products based on the Flowfill(TM) technology. In that regard, the Company advised the Limited Partners that it had decided to discontinue the research and development efforts of the CVD Partnership. Certain of the Limited Partners asserted that such action was inconsistent with the terms of the research and development agreement entered into between the Company and the CVD Partnership and that, accordingly, a settlement of any and all claims that the Limited Partners may have in connection with such discontinuation was appropriate.

  Effective June 30, 1997, the Company acquired all the outstanding limited partnership interests of the CVD Partnership and all of the share interests in the CVD Partnership's corporate general partner in consideration of the Company's issuance of an aggregate of 679,680 shares of Common Stock of the Company pro rata to the Limited Partners, excluding the Company (the "CVD Partnership Shares"), pursuant to the terms of a purchase agreement (the "CVD Purchase Agreement"). As a result of the CVD Acquisition, all CVD technology which had been developed by the CVD Partnership prior to such discontinuation, together with approximately $2,020,000 of unspent funds of the CVD Partnership, are owned solely by the Company, and any and all claims that the Limited Partners may have had in connection with the termination of the research and development project thereunder, the CVD Options, the CVD Warrants or otherwise relating to the CVD Partnership have been released and discharged.

  In connection with the purchase of all of the outstanding interests in the Limited Partnership and its corporate general partner, the Company agreed to cause a registration statement covering the CVD Partnership Shares to be filed under the Securities Act and to become effective on or prior to September 1, 1997 (the "Registration Statement"). The Company has not filed a registration statement covering the CVD Partnership Shares, and as a result, the Company has become obligated, pursuant to the original terms of the CVD Purchase Agreement, to pay the holders of CVD Partnership Shares liquidated damages comprised of a one-time fee of $75,000, and an amount equal to $2,500 per day for each day after September 1, 1997 and prior to the effective date of the Registration Statement.

  In December 1997, the Company and the holders of the CVD Partnership Shares amended the CVD Purchase Agreement to provide for (i) the immediate payment of liquidated damages accrued through November 1, 1997 of $225,000, (ii) no further incurrence of liquidated damages should the Registration Statement be effective by March 15, 1998, (iii) in the event that the Company does not cause the Registration Statement to become effective by March 15, 1998, resumption of liquidated damages accruing at a rate of $2,500 for each day thereafter until this Registration Statement becomes effective, and (iv) should the Registration Statement be effective by April 1, 1998, the Company will also owe the Limited Partners liquidated damages at a rate of $2,500 per day for the period between November 1, 1997 and March 15, 1998 of $335,000. As of December 1, 1997, SBIC Partners beneficially owned 1,254,900 shares of Common Stock, or approximately 6.8% of the shares of Common Stock then outstanding, and NorWest and its affiliates beneficially owned less than 5% of the shares of Common Stock then outstanding.

NOTE PURCHASE AGREEMENT

  On December 16, 1996, the Company entered into a Note Purchase Agreement (the "Note Purchase Agreement") with five investors, including Brentwood Associates V, L.P. ("Brentwood"), St. Paul Fire & Marine Insurance Company ("St. Paul") and SBIC Partners, confirming their equal $1,250,000 commitments for unsecured subordinated debt in the amount of $6,250,000, which commitments were given prior to the Acquisition to satisfy a working capital closing condition thereto. Prior to the Acquisition in November 1996, St. Paul, SBIC Partners and Brentwood beneficially owned 1,073,558, 638,604 and 564,796 shares of Common Stock, respectively, or approximately 12.3%, 7.3%, and 6.5% of the Common Stock then outstanding, respectively.

  The interest rate on amounts drawn under the Note Purchase Agreement is the bank's prime rate plus 4%. Interest is only payable quarterly in arrears on amounts then outstanding. The ability to borrow under the Note Purchase Agreement expires January 1, 1998 and amounts borrowed under the Note Purchase Agreement plus accrued but unpaid interest is due on January 1, 2000. Pursuant to the Series G Preferred Stock Purchase Agreement (as defined below), the Company released St. Paul and SBIC from any obligation to loan money pursuant to the Note Purchase Agreement. As of the date of this Proxy Statement, no amount has been borrowed under the Note Purchase Agreement.

  On the date of execution of the Note Purchase Agreement, each investor received a warrant to acquire up to 49,020 shares of Common Stock with an exercise price of $12.75. Each such warrant became exercisable with respect to 50% of such shares on the commitment by such investors to provide financing to the Company under the Note Purchase Agreement. Any advances made under the Note Purchase Agreement will trigger the exercisability of the remaining shares covered by such warrants. As of the date of this Proxy Statement, warrants with respect to an aggregate of 122,550 shares of Common Stock at an exercise price of $12.75 were exercisable by such investors. All such warrants expire on December 16, 2001. Holders of such warrants have certain registration rights.

SERIES G PREFERRED STOCK PRIVATE PLACEMENT

  On June 27, 1997, the Company entered into a Series G Preferred Stock Agreement (the "Series G Preferred Stock Purchase Agreement") with certain investors, including St. Paul and SBIC, regarding the issuance and sale of shares of Series G Preferred Stock and warrants to purchase shares of Common Stock. Pursuant to the Series G Preferred Stock Purchase Agreement, at closings on June 30 and July 1, 1997, the Company issued and sold to investors, in transactions exempt from registration under the Securities Act, 2,962,032 shares of Series G Preferred Stock at $6.75 per share and warrants to purchase 888,610 shares of Common Stock at an exercise price per share of $8.00 share. The Series G Preferred Stock is convertible on a share-for-share basis into Common Stock (subject to customary antidilution adjustments) at any time after September 29, 1997, bears no dividend and will automatically convert into Common Stock on June 30, 2000. The warrants issued in connection with the Series G Preferred Stock private placement are exercisable at any date at least 61 days after written notice of such intended exercise is provided to the Company. Such warrants expire on June 30, 2000. Holders of Series G Preferred Stock and shares of Common Stock issuable upon conversion thereof and warrants to purchase shares of Common Stock at an exercise price of $8.00 per shares and shares of Common Stock issuable upon exercise thereof have certain registration rights.

  C.E. Unterberg, Towbin, (formerly Unterberg Harris) acted as an investment banker to the Company in the Series G Preferred Stock private placement and received from the Company approximately $250,000 in fees for such services. Thomas Unterberg was then a managing director of C.E. Unterberg, Towbin.

  As of December 1, 1997, St. Paul and SBIC beneficially owned approximately 1,040,235 and 1,254,900 shares of Common Stock, respectively, or 6.8% and 6.8% of the Common Stock then outstanding, respectively.

  As of December 1, 1997, Thomas Unterberg and affiliated entities beneficially owned approximately 11.8% of the Series G Preferred Stock.

                 SHAREHOLDER PROPOSALS FOR PROXY STATEMENT FOR
           THE ANNUAL MEETING FOR THE YEAR ENDING DECEMBER 31, 1997

  Because the Company currently intends to hold its 1998 annual meeting (the "1998 Annual Meeting") on or about July 31, 1998, shareholder proposals that are intended to be presented at the 1998 Annual Meeting must be received by the Company no later than February 28, 1998 in order to be included in the proxy statement and related proxy materials.

                                ANNUAL REPORTS

  A copy of the Company's annual report on Form 10-K and the amendment thereto are being mailed to each shareholder of record along with this Proxy Statement. Such reports are not part of the Company's soliciting material.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Jeremy Linnert
                                          Secretary

LOGO

PROXY                      TRIKON TECHNOLOGIES, INC.

             1997 ANNUAL MEETING OF SHAREHOLDERS, JANUARY 23, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           TRIKON TECHNOLOGIES, INC.

  The undersigned revokes all previous proxies, acknowledges receipt of the notice of 1997 Annual Meeting of Shareholders to be held on January 23, 1998 and the proxy statement, and appoints Christopher D. Dobson and Nigel Wheeler or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Trikon Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 1997 Annual Meeting of Shareholders of the Company to be held at the Michelangelo Hotel located at 152 West 51st Street, New York, New York 10019, on Friday, January 23, 1998 at 9:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

1. ELECTION OF ALL NOMINEES LISTED BELOW TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED, EXCEPT AS NOTED (WRITE THE NAMES, IF ANY, OF NOMINEES FOR WHOM YOU WITHHOLD AUTHORITY TO VOTE):

  NOMINEES: Richard M. Conn, Christopher D. Dobson, Brian D. Jacobs, Jeremy Linnert, Nigel Wheeler.

  [_] FOR all nominees  [_] WITHHOLD from all nominees  [_]__________________
                                                           For all nominees
                                                         except as noted above

LOGO

2. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP, AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

     [_] FOR       [_] AGAINST       [_] ABSTAIN

                                         MARK HERE FOR ADDRESS
                                         CHANGE AND NOTE BELOW [_]

                                         Please sign your name
                                         exactly as it appears
                                         hereon. If acting as an
                                         attorney, executor,
                                         trustee, or in other
                                         representative capacity,
                                         sign name and title.

                                         Signature: ________________

                                         Date: _____________________

                                         Signature: ________________

                                         Date: _____________________